Exhibit 99.1

Vir Biotechnology applying multiple platforms to

address public health risk from Wuhan coronavirus

SAN FRANCISCO – January 22, 2020 - Vir Biotechnology, Inc. (Nasdaq: VIR), a clinical-stage immunology company focused on immune approaches to treating and preventing serious infectious diseases, is issuing the following in response to inquiries from multiple academic, government, investor, and media stakeholders.

Vir is working to rapidly determine whether its previously identified anti-coronavirus monoclonal antibodies (mAbs) bind and neutralize 2019-nCoV, also referred to as “Wuhan coronavirus”.

“We have a library of multiple fully-human mAbs that bind and neutralize coronaviruses such as SARS and MERS,” said Herbert “Skip” Virgin, M.D., Ph.D., Chief Scientific Officer of Vir. “These mAbs were discovered using our antibody platform that identifies mAbs from survivors of an infection. Some of these mAbs are able to neutralize zoonotic coronaviruses, and we believe may have the potential to treat and prevent Wuhan coronavirus. We are also exploring the isolation of new mAbs specific for this virus.”

In addition to Vir’s mAb efforts, its scientists are planning to apply whole genome CRISPR-based screening capabilities (Vir’s innate immunity platform) to identify the host receptor that allows Wuhan coronavirus infection. This may allow additional approaches to address this rapidly emerging public health concern.

“We appreciate the threat this pathogen presents, and are utilizing our technologies to determine whether we currently have, or can identify, therapies to neutralize this virus,” said George Scangos, Ph.D., Chief Executive Officer of Vir. “We don’t know yet if these efforts will be successful, but we are working aggressively to find out.”

About Vir Biotechnology

Vir Biotechnology is a clinical-stage immunology company focused on combining immunologic insights with cutting-edge technologies to treat and prevent serious infectious diseases. Vir has assembled four technology platforms that are designed to stimulate and enhance the immune system by exploiting critical observations of natural immune processes. Its current development pipeline consists of five product candidates targeting hepatitis B virus, influenza A, human immunodeficiency virus and tuberculosis. For more information, please visit www.vir.bio.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Vir’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding plans to apply Vir’s innate immunity platform to identify the host receptor that allows Wuhan coronavirus infection and the likelihood Vir’s antibodies and approaches can address the virus. Many factors may cause differences between current expectations and actual results including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical site activation rates or clinical trial enrollment rates that are lower than expected, changes in expected or existing competition, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Vir’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, Vir assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact:

Vir Biotechnology, Inc.

Investors

Neera Ravindran, MD

Head of Investor Relations & Strategic Communications

nravindran@vir.bio

+1-415-506-5256

Media

Lindy Devereux

Scient PR

lindy@scientpr.com

+1-646-515-5730

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